QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2002

Commission File Number: 333-57209

OUTSOURCING SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	33-0597491 (I.R.S. Employer Identification No.)
25 Commerce Drive Allendale, NJ (Address of principal executive offices)	07401 (Zip Code)

Registrant's telephone number, including area code: (201) 785-1333

ITEM 2.  Acquisition or Disposition of Assets:

        Allendale, New Jersey:    On October 3, 2002, Outsourcing Services Group, Inc. has decided to close a facility from one of their operating segments from the Kolmar group, located in Corona, California. As a result of the closing, the majority of the Corona production will move to other Kolmar and OSG facilities. Our goal is to meet all customer service needs with no disruption in service to their business.

        We expect that the closure process will begin during the fourth quarter of 2002 and is expected to be completed by March 31, 2003. We are committed to creating a stronger, more capable business that remains competitive while maintaining superior service levels throughout Kolmar and OSG.

        Outsourcing Services Group, Inc. is a leading global supplier of outsourced manufacturing and packaging services for the healthcare, cosmetics, personal care and household markets. Headquartered in Allendale, N.J., Outsourcing Services Group, Inc. maintains manufacturing operations throughout North America with approximately 2300 employees.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

OUTSOURCING SERVICES GROUP, INC.

Dated: October 11, 2002	/s/ JOSEPH HEALY Joseph Healy Chief Executive Officer, President and Director (Principal Executive Officer)

Dated: October 11, 2002	/s/ PERRY MORGAN Perry Morgan Chief Financial Officer, Vice President And Secretary (Principal Financial and Accounting Officer)

QuickLinks

  ITEM 2. Acquisition or Disposition of Assets
SIGNATURES